                                                                     EXHIBIT  12



                       THE LIMITED, INC. AND SUBSIDIARIES

                       RATIO OF EARNINGS TO FIXED CHARGES

                        (Thousands except ratio amounts)

                                                                        Thirteen Weeks Ended
                                                                   ----------------------------
                                                                   April 29,           April 30,
                                                                      1995                1994
                                                                   --------            ---------


Adjusted Earnings
- -----------------
Income before income taxes                                            $66,211             $79,276

Portion of minimum rent ($165,512 in 1995
     and $150,922 in 1994) representative
     of interest                                                       55,171              50,306

Interest on indebtedness                                               16,488              14,670
                                                                     --------            ---------
     Total Earnings as Adjusted                                      $137,870            $144,252
                                                                     ========            =========



Fixed Charges
- -------------

Portion of minimum rent representative
     of interest                                                      $55,171             $50,306

Interest on indebtedness                                               16,488              14,670
                                                                     --------            ---------
     Total Fixed Charges                                              $71,659             $64,976
                                                                     ========            =========
Ratio of Earnings to Fixed Charges                                      1.92x               2.22x
                                                                     ========            =========